EXHIBIT 1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement of National Fuel Gas Company Tax Deferred Savings Plan for Non-Union Employees on Form S-8 (No. 333-03057) of our report dated June 14, 2002, relating to the financial statements which appear in this Form 11-K.

FREED MAXICK & BATTAGLIA, CPA's, P.C.

Buffalo, New York
June 27, 2002